Exhibit 99.1

Veteran Healthcare Analyst Michael G. Bator Joins CytoSorbents Board of Directors

MONMOUTH JUNCTION, N.J., July 15, 2015 -- CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to reduce deadly uncontrolled inflammation, today announced that Michael G. Bator has joined the Company’s Board of Directors.

Mr. Bator was most recently a Managing Director of Healthcare Research at Jennison Associates, a U.S. mutual and pension fund management company that currently manages $188 billion in assets. During his 14 years at Jennison, Mr. Bator evaluated and recommended a wide array of investments in medical devices, European pharmaceuticals, managed care companies, and many others including well-known companies such as Medtronic, Abbott, Baxter, Johnson and Johnson, Novartis, Astra Zeneca, Roche and GSK. Mr. Bator also has extensive management consulting experience, having spent many years with Cambridge Pharma Consultancy, Lexington Strategy, and The Boston Consulting Group. Mr. Bator received his MBA in Finance from Wharton Business School at the University of Pennsylvania, and his BA from Princeton University. He will serve on the executive compensation committee of the CytoSorbents Board.

Mr. Al Kraus, Chairman of the Board of Directors at CytoSorbents stated, “We welcome Michael to the CytoSorbents Board of Directors. Through a prolific career as a buy-side Wall Street analyst, Michael has developed an excellent reputation and industry network, both on Wall Street and in the pharma and medical device sectors. His unique investment perspective, industry contacts, and broad knowledge of business strategy will be invaluable as we look to increase awareness of CytoSorbents in the investment and strategic partnership communities.”

Mr. Michael Bator commented, “CytoSorbents is an exciting growth company that is uniquely positioned to help save lives while lowering the crushing costs of hospital and ICU care - a compelling combination. Its main therapy, CytoSorb®, represents a powerfully elegant and intuitive approach to controlling deadly inflammation in ICU and cardiac surgery patients. It is easy to see why the Company has attracted the interest from so many prominent physicians, leading organizations such as DARPA and NIH, and major strategic partners like Fresenius Medical Care and Biocon. CytoSorbents has all of the elements of a great business and I look forward to leveraging my knowledge and experiences to help make it a success.”

In connection with this appointment, Mr. James Gunton will step down after serving seven years on the CytoSorbents Board, keeping the Board to a total of five directors. Mr. Kraus stated, “We thank Jim for his tremendous support of the Company and his many outstanding contributions to the Board throughout the years. In addition to his sound judgment and valued advice, Jim has been a fantastic resource, who has leveraged his extensive network on countless occasions to the benefit of the Company. We wish him all the best.”

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation -- with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union with distribution in more than 30 countries around the world, as a safe and effective extracorporeal cytokine filter, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com and at www.cytosorb.com

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2015, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact:
Amy Vogel

Investor Relations

(732) 329-8885 ext. *825

avogel@cytosorbents.com

Investor Contact:

Lee Roth

The Ruth Group

646-536-7012

lroth@theruthgroup.com

Public Relations Contact:

Melanie Sollid-Penton

The Ruth Group

646-536-7023

msollid@theruthgroup.com